UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 7, 2018

Date of Report (Date of earliest event reported)

Tocagen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 Bunker Hill Street, Suite 230 San Diego, California		92109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2018 Base Salary and Target Bonus Information

On February 7, 2018, the Compensation Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) approved (i) increases in base salary for certain of our executive officers and (ii) target performance bonus amounts for our executive officers, each for fiscal year 2018. On February 8, 2018 the Board, based on the recommendation of the Compensation Committee, approved an increase in base salary for Martin J. Duvall, our Chief Executive Officer, for fiscal year 2018. The increases in base salary are effective as of March 1, 2018. The following table sets forth the amounts approved for our named executive officers and Mark Foletta, our Chief Financial Officer and principal financial officer:

Name	Title	2018 Base Salary	2018 Target Bonus (% of Base Salary)
Martin J. Duvall	Chief Executive Officer	$515,000	50%
Harry E. Gruber, M.D.	President, Science and Innovation	$365,000	40%
Asha Das, M.D.	Senior Vice President, Chief Medical Officer	$380,000	40%
Mark Foletta	Executive Vice President, Chief Financial Officer	$380,000	40%

2017 Incentive Cash Bonus Payments

On February 8, 2018, the Board, based on the recommendation of the Compensation Committee, approved 2017 incentive cash bonus payments to our executive officers under our Annual Incentive Plan based on an assessment of both corporate and individual performance, as applicable, during 2017. The 2017 cash bonuses approved for our named executive officers and Mr. Foletta were as follows:

Name	Title	2017 Cash Bonus
Martin J. Duvall	Chief Executive Officer	$265,462
Harry E. Gruber, M.D.	President, Science and Innovation	$172,028
Asha Das, M.D.	Senior Vice President, Chief Medical Officer	$140,166
Mark Foletta	Executive Vice President, Chief Financial Officer	$145,088

Employment Agreements

On February 12, 2018, we entered into (i) an Amended and Restated Executive Employment Agreement with Mr. Duvall, our Chief Executive Officer (the “Duvall Agreement”), (ii) an Amended and Restated Executive Employment Agreement with Mr. Foletta, our Executive Vice President, Chief Financial Officer (the “Foletta Agreement”), and (iii) an Executive Employment Agreement with Dr. Das, our Senior Vice President, Chief Medical Officer (the “Das Agreement,” and together with the Duvall Agreement and the Foletta Agreement, the “Employment Agreements”).

The Duvall Agreement supersedes the Executive Employment Agreement, dated October 27, 2016, by and between us and Mr. Duvall. Mr. Duvall’s employment under the Duvall Agreement is at will and may be terminated at any time by us or him. Pursuant to the Duvall Agreement, Mr. Duvall is entitled to: (i) an annual base salary of $480,000, which increases to $515,000 effective as of March 1, 2018, and (ii) a discretionary annual bonus of up to 50% of Mr. Duvall’s base salary, based on achievement of individual and/or corporate performance targets, metrics and/or objectives to be determined and approved by the Board or the Compensation Committee. If we terminate Mr. Duvall’s employment without cause (other than due to his death or disability) or if Mr. Duvall resigns for good reason at any time (collectively, an “Involuntary Termination”), Mr. Duvall is entitled to receive (A) severance payments in the form of continuation of his base salary then in effect (ignoring any decrease that forms the basis for his resignation for good reason, if applicable) for 18 months, (B) continued health insurance coverage under our group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985 or the state equivalent until the earliest of (1) the end of the 18 month severance period, (2) the expiration of his eligibility for the continuation coverage, or (3) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment and (C) an extension of the period of time following which he may exercise vested shares subject to outstanding equity awards until the date that is the earlier of the original expiration date of such award and 18 months following such Involuntary Termination (the “Duvall Severance Benefits”). Additionally, in the event of an Involuntary Termination at any time during the time period commencing three months prior to or 12 months after the effective date of a change in control of us, Mr. Duvall is entitled to receive (x) a cash payment equal to 1.5 times Mr. Duvall’s target annual bonus in effect at the time of the Involuntary Termination and (y) full vesting acceleration of all shares subject to time-based vesting stock awards then outstanding and held by Mr. Duvall (the “Duvall Change in Control Severance Benefits”). The Duvall Severance Benefits and Duvall Change in Control Severance Benefits are conditioned upon Mr. Duvall signing and not revoking a general release of legal claims in the form provided by us.

The Foletta Agreement supersedes the Executive Employment Agreement, dated February 27, 2017, by and between us and Mr. Foletta. Mr. Foletta’s employment under the Foletta Agreement is at will and may be terminated at any time by us or him. Pursuant to the Foletta Agreement, Mr. Foletta is entitled to: (i) an annual base salary of $365,000, which increases to $380,000 effective as of March 1, 2018, and (ii) a discretionary annual bonus of up to 40% of Mr. Foletta’s base salary, based on achievement of individual and/or corporate performance targets, metrics and/or objectives to be determined and approved by the Board or the Compensation Committee. In the event of an Involuntary Termination of Mr. Foletta, Mr. Foletta is entitled to receive (A) severance payments in the form of continuation of his base salary then in effect (ignoring any decrease that forms the basis for his resignation for good reason, if applicable) for 12 months, (B) continued health insurance coverage under our group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985 or the state equivalent until the earliest of (1) the end of the 12 month severance period, (2) the expiration of his eligibility for the continuation coverage, or (3) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment and (C) an extension of the period of time following which he may exercise vested shares subject to outstanding equity awards until the date that is the earlier of the original expiration date of such award and 12 months following such Involuntary Termination (the “Foletta Severance Benefits”). Additionally, in the event of an Involuntary Termination at any time during the time period commencing three months prior to or 12 months after the effective date of a change in control of us, Mr. Foletta is entitled to receive (x) a cash payment equal to Mr. Foletta’s target annual bonus in effect at the time of the Involuntary Termination and (y) full vesting acceleration of all shares subject to time-based vesting stock awards then outstanding and held by Mr. Foletta (the “Foletta Change in Control Severance Benefits”). The Foletta Severance Benefits and Foletta Change in Control Severance Benefits are conditioned upon Mr. Foletta signing and not revoking a general release of legal claims in the form provided by us.

The Das Agreement supersedes the Offer Letter, dated March 3, 2015, by and between us and Dr. Das. Dr. Das’ employment under the Das Agreement is at will and may be terminated at any time by us or her. Pursuant to the Das Agreement, Dr. Das is entitled to: (i) an annual base salary of $370,000, which increases to $380,000 effective as of March 1, 2018, and (ii) a discretionary annual bonus of up to 40% of Dr. Das’ base salary, based on achievement of individual and/or corporate performance targets, metrics and/or objectives to be determined and approved by the Board or the Compensation Committee. In the event of an Involuntary Termination of Dr. Das, Dr. Das is entitled to receive (A) severance payments in the form of continuation of her base salary then in effect (ignoring any decrease that forms the basis for her resignation for good reason, if applicable) for 9 months (the “Das Severance Period”), and (B) continued health insurance coverage under our group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985 or the state equivalent until the earliest of (1) the end of the Das Severance Period, (2) the expiration of her eligibility for the continuation coverage, or (3) the date when she becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (the “Das Severance Benefits”). Additionally, in the event of an Involuntary Termination at any time during the time period commencing three months prior to or 12 months after the effective date of a change in control of us, Dr. Das is entitled to receive (x) a cash payment equal to Dr. Das’ target annual bonus in effect at the time of the Involuntary Termination, (y) full vesting acceleration of all shares subject to time-based vesting stock awards then outstanding and held by Dr. Das and (z) an extension of the Das Severance Period such that it is equal to 12 months for purposes of the Das Severance Benefits (the “Das Change in Control Severance Benefits”). The Das Severance Benefits and Das Change in Control Severance Benefits are conditioned upon Dr. Das signing and not revoking a general release of legal claims in the form provided by us.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete Employment Agreements, copies of which will be filed with the Securities and Exchange Commission as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tocagen Inc.

Dated: February 13, 2018	By:	/s/ Mark Foletta
Mark Foletta
Executive Vice President, Chief Financial Officer